QuickLinks -- Click here to rapidly navigate through this document

Exhibit 14.4

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-111779) and the Registration Statement on Form F-4/A (No. 333-112948) of Millicom International Cellular S.A. of our report dated March 14, 2004 relating to the financial statements of COMUNICACIONES CELULARES, S.A., which appears in the Annual Report on Form 20-F/A of Millicom International Cellular S.A. for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in the registration Statement on Form F-4/A (No. 333-112948) of Millicom International Cellular S.A.

/s/ Robert Reyes
Robert Reyes
Director Partner
BDO-AUDITORES Y CONSULTORES, S.A.
January 11, 2005

QuickLinks

  Exhibit 14.4
CONSENT OF INDEPENDENT AUDITORS